IQST - IQSTEL Reports $57.6M Q1 Revenue in First NASDAQ Shareholder Letter, Reaffirms Path to $1 Billion by 2027 as Global Tech Evolution Accelerates

New York, NY – May 15, 2025 — IQSTEL Inc. (NASDAQ: IQST), a multinational telecommunications and technology company, today released its Q1 2025 Shareholder Letter—its first since being uplisted to the NASDAQ Capital Market.

In the letter, CEO Leandro Iglesias details the company’s performance, strategic vision, and transformation into a high-tech multinational on course to reach $1 billion in annual revenue by 2027.

Highlights from the Q1 2025 Shareholder Letter:

• $57.6 million in revenue, up 12% YoY

• $0.59 million in Adjusted EBITDA (Telecom Division)

• $0.25 million in Net Income (Telecom Division)

• $1.93 million in Gross Profit, up 40% YoY

• 3.36% Gross Margin, up 25% from 2.68% in Q1 2024

• $11.6 million in Stockholders’ Equity or $4.38 per common share

• $13.4 million revenue between subsidiary synergies

• QXTEL contributed 37% of total revenue, leading international growth

• Strategic goal to reach a $400M run rate by year-end, with 20% from tech services

The full financial details are available in the company’s Form 10-Q, filed today with the SEC.

Shareholder Letter – May 15, 2025

Dear Shareholders,

It is with great pride that I share IQSTEL’s Q1 2025 financial results—our first earnings release as a NASDAQ-listed company. This marks a pivotal milestone in our journey: a strategic evolution from a global telecommunications company into a scalable, high-tech corporation positioned for long-term value creation.

On May 14, 2025, IQSTEL began trading on the NASDAQ Capital Market under the ticker symbol IQST, following seven years of consistent performance and growth on the OTC Markets. This uplisting opens a new chapter in our story and places IQSTEL on a global stage with enhanced credibility, visibility, and access to institutional capital.

A Track Record of Delivering on Our Promises

Over the past seven years, IQSTEL has consistently delivered on every major commitment to our shareholders:

• Sustained Revenue Growth: From $13.8 million in 2018 to $283 million in 2024, consistently meeting or exceeding annual forecasts.

• Robust Corporate Governance: Fully established Audit, Compensation, and Ethics Committees; an independent Board of Directors; and annual shareholder meetings supporting transparency and accountability.

• NASDAQ Uplisting Achieved: Successfully advanced from Pink to QB to OTCQX, culminating in a NASDAQ listing in 2025—with no capital raise or shareholder dilution.

• Enhanced Shareholder Value: Revenue Per Share now exceeds $100, reflecting disciplined growth and execution.

• Balance Sheet Transformation: Met NASDAQ’s stockholders’ equity requirement without raising new capital, demonstrating financial strength and operational efficiency.

• Equity Growth: IQSTEL’s net stockholders’ equity improved from ($1.6 million) or -$0.11 per share in 2018 to $11.6 million or $4.38 per common share as of March 31, 2025—a powerful indicator of the value we’ve created over time.

Q1 2025: Financial Highlights That Reflect a Solid Foundation

• Revenue: $57.6 million (up 12% YoY from $51.4M)

• Gross Profit: $1.93 million (up 40% YoY)

• Gross Margin: 3.36% (up 2.68% YOY)

• Adjusted EBITDA (Telecom Division): $0.59 million

• Net Income (Telecom Division): $0.25 million

• Stockholders’ Equity: $11.6 million or $4.38 per common share

• Subsidiary Synergies: $13.4 million revenue between Company subsidiaries

• QXTEL Contribution: 37% of revenue, leading in Europe, Middle East & Caribbean

• Q4 2024 Revenue Reference: $98.9M, highlighting strong momentum

IQSTEL’s Q1 performance demonstrates the strength of our Telecom Division, which represents over 99% of our revenue. Through our roll-up strategy, we are actively integrating our subsidiaries to extract maximum efficiency, scale, and profitability. QXTEL, our international flagship, continues to lead this charge.

In 2024, we also achieved nearly $100 million in organic growth—a testament to customer trust. We believe our new NASDAQ status will further catalyze commercial growth and new opportunities.

Building a Scalable, High-Tech Growth Engine

IQSTEL’s business has now reached critical mass in terms of infrastructure, scale, and market presence. With over 100 employees operating across more than 20 countries, and 600+ business relationships involving direct network interconnections, we have built a platform that is both robust and difficult to replicate.

This unique foundation—built over years of execution and trust—positions us to introduce and scale high-margin, high-tech services including:

• High Tech Telecom Solutions: eSIM, roaming, and cloud numbering

• Fintech Services: digital payments and mobile banking

• AI Telecom Services: automation, customer support, lead generation

• Cybersecurity Services: enterprise-grade telecom infrastructure protection

Our integration into the networks and operations of top-tier global telecom carriers allows us to rapidly scale new offerings with minimal incremental cost, meaning every new dollar of revenue has a direct and amplified impact on EBITDA.

FY-2025 Financial and Operational Objectives

IQSTEL’s 2025 roadmap is focused on profitable growth, operational scale, and long-term value creation:

• FY-2025 Targets

• Revenue: $340 million

• Adjusted EBITDA (Operating Subsidiaries): $3 million+

• Net Income (Operating Subsidiaries): 7-digit

• Revenue Run Rate Mix Goal: 80% Telecom / 20% Tech

• Year-End Run Rate: $400 million, with 20% from tech services

• Strategic Acquisitions

• Actively pursuing acquisitions in telecom, fintech, and cybersecurity

• Focused on targets that contribute positive EBITDA and align with our long-term strategic vision

What Shareholders and Investors Can Expect as a NASDAQ-Listed Company

With our successful uplisting to the NASDAQ Capital Market, IQSTEL has entered a new era—one that is expected to accelerate growth, elevate our valuation, and unlock new channels for long-term value creation. Here’s what shareholders and investors can anticipate:

• Greater Global Visibility and Liquidity

• Being listed on NASDAQ positions IQSTEL directly in front of institutional investors and global funds that were previously restricted from investing in OTC-listed or sub-$3 stocks.

• Enhanced visibility is expected to broaden our shareholder base, increase daily trading volume, and strengthen investor confidence across both U.S. and international markets.

• Expanded Institutional Access

• NASDAQ uplisting unlocks access to trading platforms and institutional funds in the UK and EU, many of which previously restricted OTC stocks.

• Thousands of customers, vendors, and partners who already know and trust IQSTEL can now invest with ease through compliant international platforms.

• Strengthened Shareholder Structure

• IQSTEL maintains a disciplined capital structure with fewer than 3 million shares outstanding.

• All convertible instruments mature in Q1 2026, eliminating short-term dilution risk and preserving long-term shareholder value.

• Accelerated Commercial Growth

• NASDAQ status enhances our reputation with enterprise clients and global partners—many of whom are listed corporations themselves.

• This credibility is already opening doors to larger contracts, strategic partnerships, and expanded customer relationships.

• Improved Acquisition Capabilities

• As a listed company with strong fundamentals and a clean share structure, IQSTEL is now better positioned to pursue accretive acquisitions.

• Our equity can be used as effective deal currency for telecom, fintech, and AI targets with positive EBITDA—without unnecessary dilution.

• Valuation Recalibration

• IQSTEL is currently trading at just ~0.10x 2024 revenue, while peer companies on NASDAQ typically trade at 1.0x or higher—even without profitability.

• Our scalable business model, strong balance sheet, and growing adjusted EBITDA create the foundation for a potential revaluation in line with industry benchmarks.

• Execution Toward $1 Billion Vision

• IQSTEL has a clear roadmap to scale its operations and profitability, targeting $1 billion in revenue by 2027.

• We are building a high-tech global company powered by strong fundamentals, global infrastructure, and a seasoned leadership team.

Looking Ahead

We believe our business is positioned to deliver increasing EBITDA, high-margin revenue, and stronger shareholder value—starting now.

To our 20,000+ shareholders, thank you for your belief and continued support.

We are executing on every promise—and the best is yet to come.

Sincerely,

Leandro Iglesias

President & CEO

IQSTEL Inc. (NASDAQ: IQST)

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com